As filed with the Securities and Exchange Commission on August 4, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Aflac Incorporated
(Exact name of registrant as specified in its charter)
Georgia	58-1167100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431	Daniel P. Amos Chairman and Chief Executive Officer Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Audrey Boone Tillman, Esq. Executive Vice President & General Counsel Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431	Brian J. Fahrney, Esq. Robert A. Ryan, Esq. Sidley Austin LLP 787 Seventh Ave. New York, New York 10019 (212) 839-5300
Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, in connection with the Plan as defined herein.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION
DATED AUGUST 4, 2023
PROSPECTUS
Aflac Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999
1.800.227.4756 — 706.596.3581
shareholder@aflac.com or
shareholder@broadridge.com
AFL Stock Plan
A Direct Stock Purchase and Dividend
Reinvestment Plan
We are offering you the opportunity to participate in our AFL Stock Plan (the “Plan”), a direct stock purchase and dividend reinvestment plan. The Plan gives you a convenient method of investing cash dividends and making optional cash investments to purchase shares of Aflac Incorporated common stock (“stock”). The Plan is also the mechanism by which eligible employees and associates (as defined below under the heading “Aflac Incorporated and Its Subsidiaries”) receive the bonus contributions awarded to them under the 1999 Aflac Associate Stock Bonus Plan (the “Bonus Plan”).
This prospectus explains how the Plan works and the steps you must take to participate in it. Please review this prospectus carefully and retain it for future reference.
At our option, shares will be purchased under the Plan from newly issued shares, shares held in the treasury of Aflac Incorporated, or shares purchased in the open market. All purchases will be made by an Independent Agent (as defined below on Page 5 under the heading “Administration”) through a broker-dealer (which may be an affiliate of the Independent Agent). The price of newly issued or treasury shares purchased for your account will be the average of the high and low sale prices of Aflac Incorporated stock reported by the New York Stock Exchange (“NYSE”) on the applicable investment date for the Plan. The price of shares purchased in the open market for your account will be the average cost of all shares purchased by our Independent Agent through a broker-dealer on the open market with respect to the applicable investment date. The closing price of the stock on August 3, 2023 on the NYSE was $77.05.
Our stock is listed on the NYSE under the symbol “AFL.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Investing in our stock involves various risks. See “Risk Factors” on Page 1 as well as the risk factors contained in documents Aflac Incorporated files with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.
This prospectus relates to 6,000,000 shares of stock to be distributed through the Plan.
As used in this prospectus, “our,” “we” and “us” refer to Aflac Incorporated and its subsidiaries.
The date of this prospectus is            , 2023

Prospectus

i

Risk Factors
You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) Aflac Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2022, (ii) Aflac Incorporated’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and (iii) documents Aflac Incorporated files with the Securities and Exchange Commission (“SEC”) after the date of this prospectus and which are deemed incorporated by reference in this prospectus.
Important Information
You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone else to provide you with any information that is different.
This prospectus is not an offer or solicitation in any state or jurisdiction in which such an offer or solicitation is illegal.
You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
Additional Information
We have filed with the SEC a registration statement regarding the common shares to be distributed pursuant to the Plan. This prospectus is a summary and does not contain all the information set forth in the registration statement and its exhibits. For additional information with respect to Aflac Incorporated and the Plan, please read the registration statement, including its exhibits.
We also file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy these reports, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, and the SEC’s Regional Offices in New York and Chicago. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available on the SEC’s Internet site (http://www.sec.gov).
You can inspect our reports, proxy statements, and other information filed with the New York Stock Exchange at the offices of the exchange.

Incorporation of Certain Documents by Reference
The following documents filed by us with the SEC are incorporated into this prospectus by reference:
1.
Our Annual Report on Form 10-K for the year ended December 31, 2022;

2.
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

3.
Our Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on March 16, 2023, and our Definitive Additional Materials pursuant to Section 14(a) of the Exchange Act, filed with the SEC on March 16, 2023;

4.
Our Current Reports on Form 8-K filed on February 10, 2023, May 4, 2023 and June 13, 2023; and

5.
The description of our stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, and any amendments or reports filed with the SEC for the purpose of updating such description.

As long as we offer the Plan, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.
We will provide a copy of these filings, at no cost, upon your written or oral request to us at the following address or telephone number:
Aflac Incorporated
Office of the Secretary
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.
Aflac Incorporated and Its Subsidiaries
Aflac Incorporated (the “Parent Company”) and its subsidiaries (collectively, the “Company”) primarily sell supplemental health and life insurance in the United States (U.S.) and Japan. The Company’s operations consist of two reportable business segments: Aflac Japan and Aflac U.S. The Parent Company’s primary insurance subsidiaries are Aflac Life Insurance Japan Ltd. (“Aflac Japan”) and American Family Life Assurance Company of Columbus (“Aflac”); Continental American Insurance Company (“CAIC”), branded as Aflac Group Insurance (“AGI”); American Family Life Assurance Company of New York (“Aflac New York”); Tier One Insurance Company (“TOIC”); and Aflac Benefits Solutions, Inc. (ABS), formerly known as Argus Dental & Vision, Inc., which provides a platform for Aflac Dental and Vision in the U.S. (collectively, “Aflac U.S.”). Aflac Japan’s revenues, including net gains and losses on its investment portfolio, accounted for 64% and 69% of the Company’s total revenues in the six-month periods ended June 30, 2023 and 2022, respectively. The percentage of the Company’s total assets attributable to Aflac Japan was 80% at June 30, 2023, compared with 80% at December 31, 2022.
As used throughout this prospectus, the term “employees” means all full-time employees of Aflac Incorporated and its subsidiaries and affiliates, and the term “associates” means all associates, soliciting brokers, sales coordinators, and special associates who have entered into independent contracts with Aflac or with Aflac New York, both which are direct or indirect subsidiaries of Aflac Incorporated, pertaining to services in the United States, its territories and possessions, and any other location or country designated by Aflac or Aflac New York, who are paid on a commission basis and who are actively performing sales and servicing functions for Aflac or Aflac New York. References to the subsidiaries and affiliates of Aflac Incorporated, including Aflac and Aflac New York, include their respective successors and assigns.

AFL Stock Plan
The following questions and answers constitute the Plan.
Advantages and Disadvantages of Participating in the Plan
What are the advantages of the Plan?
•
You may purchase shares through the Plan.

•
You may elect to automatically reinvest all, a portion, or none of the cash dividends payable on your shares.

•
You may deposit stock certificates, at no cost, in the Plan for safekeeping and to facilitate the transfer or sale of shares through the Plan in a convenient and efficient manner.

•
Your funds are fully invested through the purchase of whole shares and fractional shares.

•
You may transfer, at no cost, all or a portion of shares credited to your Plan account (including those shares deposited into the Plan for safekeeping).

•
You may direct the Administrator to sell, through an Independent Agent (which Independent Agent shall utilize a broker-dealer), shares in your account for which you would incur sales transaction fees, broker commission and applicable taxes, if any.

•
You will receive a statement or electronic notification after each Plan transaction. You can view your account information 24 hours a day through our Internet site.

What are the disadvantages of the Plan?
•
You will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of the stock pending investment of funds under the Plan. See Page 6 (When will shares be purchased through the Plan?) regarding the timing of the purchase of shares.

•
Execution of sales of shares held in the Plan may be subject to delay. You will bear the market risk associated with the fluctuations in the price of the stock pending the sale of your shares pursuant to the Plan. See Page 10 (Sale of Plan Shares).

Administration
Who administers the Plan?
Our Shareholder Services Department and Broadridge Corporate Issuer Solutions Inc. (“Broadridge”) (our Shareholder Services Department and Broadridge, collectively referred to as the “Administrator” herein) administer the Plan. The Administrator is responsible for receiving all cash investments (including bonus contributions awarded to associates under the Bonus Plan) to be used to purchase shares under the Plan, maintaining records of each account, issuing statements, and performing other duties required by the Plan. The Administrator forwards funds to be used to purchase shares to an Independent Agent selected by us (an “Independent Agent” is an agent independent of the issuer, as that term is defined in the rules and regulations under the Securities Exchange Act). For the avoidance of doubt, Broadridge shall act as both an Administrator and as an Independent Agent for the purposes of the Plan. Broadridge, acting as Independent Agent and Administrator, will forward such purchase requests to a broker-dealer chosen by Broadridge and may be made on any securities exchange where shares of stock are traded, in the over-the-counter market, or in negotiated transactions. Additionally, the Administrator promptly forwards sales instructions to the Independent Agent. The Independent Agent will forward requests to sell such shares to an appointed broker-dealer who will execute the transaction.
The Administrator may be contacted by phone at 800.227.4756, by email at shareholder@aflac.com or shareholder@broadridge.com, or by mail at the following address: Broadridge Shareholder Services c/o Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717. Be sure to include your name, address, account number and company name (both as shown on your statement) as well as the best method for contact (e-mail address or daytime telephone number) on all correspondence.
It is important to stay in contact with the Administrator. The unclaimed property laws in many states specify that if an account owner does not initiate active contact with an Administrator or agent at least once during any three-year period, the property in the account may be deemed abandoned. For accounts that meet a state’s definition of “abandoned,” the Administrator may be legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known address.
To avoid your account being deemed abandoned or lost:
•
Vote your proxy each year (proxy materials are mailed each spring).

•
Contact the Administrator to request your account be updated.

•
Access your account online.

•
Cash your dividend checks in a timely manner.

•
Keep your mailing address current.

Aflac Incorporated, Broadridge Corporate Issuer Solutions, Inc., nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, liability caused by:
•
Such party’s failure to terminate your account upon your death before we have received written notice of your death;

•
The prices or times at which the broker-dealer engaged by the Independent Agent purchases or sells shares of stock for your account; or

•
Any loss or fluctuation in the market value after the purchase or sale of shares for your account.

Eligibility and Enrollment
Who can join and how?
If you currently own shares of stock registered in your name, you may join the Plan by returning a completed Enrollment Form to the Administrator, making sure that each registered owner of the shares signs his or her name on the Enrollment Form exactly as that name appears on the stock account. If your stock is held in a brokerage, bank, or other intermediary account, you can instruct the broker, bank, or intermediary to register some or all of your stock directly in your name, and you can then get started in the Plan with those shares by returning a completed Enrollment Form to the Administrator.
If you do not own shares of stock and are not an employee or associate, you may join the Plan by completing the Enrollment Form and making an initial cash investment of at least $1,000. You may also purchase your initial investment by processing a one-time ACH through www.shareholder.broadridge.com/aflac, then click on Plan Wizard under “Not Yet an Investor?”
Employees are eligible to participate in the Plan immediately upon employment with a minimum investment of $50 per month automatically deducted from your paycheck.
Associates are eligible to participate in the Plan immediately upon being contracted with Aflac or Aflac New York with a minimum investment of $50 per month automatically deducted from your monthly accounting statement (or statements). Participants in the Bonus Plan will be enrolled in the Plan for the purpose of receiving bonus contributions awarded under the Bonus Plan. Once each month we will deliver to the Independent Agent the aggregate amount of the accrued bonus contribution (if it equals or exceeds $50) then payable under the Bonus Plan to be used to purchase shares in the same manner and at the same price that all other shares are purchased by the Independent Agent through a broker-dealer on that investment date. Bonus contributions totaling less than $50 will be distributed directly to you through your accounting statement.

As a participant in the Plan, you will have the option to reinvest any cash dividends on the shares you hold in the Plan or to purchase additional shares, but you are not obligated to do so. The receipt of the bonus contribution to be awarded to participants in the Bonus Plan is not in any way conditioned upon reinvestment of cash dividends on the shares purchased on your behalf or upon your purchase of any additional shares through the Plan. For associates who are automatically enrolled in the Plan for the purpose of receiving bonus contributions under the Bonus Plan, we will automatically reinvest the dividends you earn on the shares in your Plan account unless you have already elected to receive cash dividends or we receive a specific written request from you that your dividends not be reinvested in additional shares. You may make a written request to receive your dividends in a cash payment simply by indicating this preference on the appropriate portion of the Enrollment Form and returning it to us.
Pursuant to applicable laws in certain jurisdictions, shares offered under the Plan to persons who are not presently record holders of stock are offered only through a registered broker-dealer.
If you reside outside the United States, or its territories and possessions, you should determine whether you are subject to any governmental regulation prohibiting you from joining the Plan.
Share Purchases and Price
What is the source of shares?
Shares purchased for you under the Plan will be either newly issued shares, shares held in the treasury of Aflac Incorporated, or shares purchased in the open market by the broker-dealer engaged by the Independent Agent.
When will shares be purchased through the Plan?
Funds must be received at least two (2) business days prior to the investment date or those funds will be held and invested on the next investment date. The investment date for optional cash purchases will occur daily on each business day. If the investment falls on a holiday, the investment will occur on the subsequent business day.
How are payments with insufficient funds handled?
If a participant’s optional investment, either through a personal check or bank draft, is returned/rejected for any reason, the corresponding request for purchase will be considered voided. Any shares that were purchased will be removed from the participant’s account and can be sold at the Administrator’s discretion. The Administrator will also retain the right to liquidate any additional shares as necessary on a participant’s account to cover any costs associated with the return/rejected payment. A $35 fee will be charged for a returned check or an ACH return.
How is the price of shares purchased determined?
Shares purchased from Aflac Incorporated will be the average of the high and low sale prices of Aflac Incorporated stock as reported by the NYSE on the investment date. Shares purchased in the open market will be the average price per share of the aggregate number of shares purchased for the Plan by the Independent Agent through a broker-dealer with respect to the applicable investment date.
How will shares purchased under the Plan be credited to my account?
Your funds will be commingled with those of other participants for the purpose of making purchases. The number of shares (including any fraction of a share) credited to your account will be determined by dividing the total amount of cash dividends, optional cash investments, and/or initial cash investments to be invested for you by the relevant purchase price per share.
Optional Cash Payments
How do optional cash payments work?
By Check
You may deliver to the Administrator a completed optional cash investment stub, which is attached to each statement you receive, along with your personal check or certified check made payable to “Broadridge.”

Monthly Electronic Deductions
You may authorize the Administrator to deduct a set amount from a U.S. checking, savings, or credit union account that is a member of the Automated Clearing House (“ACH”) network. You may set up an automatic debit by completing and signing an Optional Bank Draft Form and returning it to the Administrator. Or, you may submit a request online through our secure internet site, www.shareholder.broadridge.com/aflac. Once effective, funds will be drafted on the 25th day of each month (or, if the 25th day is not a business day, the first business day thereafter).
One-Time Online Bank Debit
You may authorize the Administrator to deduct a one-time debit from a U.S. checking, savings, or credit union account that is a member of the Automated Clearing House (“ACH”) network. You may submit a one-time debit request online through our secure internet site, www.shareholder.broadridge.com/aflac.
No participant in the Plan may make an optional cash investment of less than $50 or make initial or optional cash investments in excess of $250,000 in any calendar year (except that, in the case of associates, the $250,000 amount does not include the value of bonus contributions awarded under the Bonus Plan). All funds for investment must be in U.S. dollars. There is no obligation to make any optional cash investment.
Statements to Participants
When will I receive a statement on my account?
A statement will be mailed or delivered electronically when you have any balance activity. You should retain information on your account activity in order to establish the cost basis, for tax purposes, for shares acquired in the Plan.
You will also receive copies of all communications sent to shareholders. This may include annual reports, proxy material, consent solicitation material, and Internal Revenue Service (“IRS”) information, if appropriate, for reporting income. All notices, statements, and other communications will be addressed to the latest address or email address of record; therefore, it is important that you promptly notify the Administrator of any change of address or email address.
Dividends
Can my dividends be reinvested?
You may reinvest all or a portion of cash dividends paid on shares registered in your name or in the Plan. Once you elect reinvestment, cash dividend payments made on the designated shares will be used to purchase shares as soon as practicable from the date of payment. The amount to be reinvested will be reduced by any amount that is required to be withheld under any applicable tax or other statutes. If you have specified partial reinvestment, that portion of cash dividend payments not designated for reinvestment will be sent to you by check, or by electronic direct deposit if you elected the direct deposit option.
Although we currently intend to continue the payment of quarterly dividends, the payment of dividends will depend upon future earnings, our financial condition, and other factors.
As noted above, for associates who are automatically enrolled in the Plan for purposes of receiving bonus contributions under the Bonus Plan, the dividends earned on the shares purchased on your behalf with the bonus contribution will be automatically reinvested unless you change your election online or you submit an Enrollment Form on which you elect to receive cash dividends.
Can I have dividends that are not reinvested direct deposited?
If you elect not to reinvest cash dividends, you can receive the non-reinvested cash dividends by electronic deposit to your designated bank, savings, or credit union account if it is a member of the ACH network. To receive a direct deposit of funds, you must complete and sign a Direct Deposit Authorization Form and return it to the Administrator.
As an added security measure, the Administrator may apply a five (5) business day hold period to the initial association of banking account information to your investor account as well as changes made to established direct deposit or direct debit instructions. This hold period helps prevent unauthorized transactions.
Will I be entitled to stock dividends and splits?
Any stock dividends or split shares distributed by Aflac Incorporated on Plan shares will be credited to your account in the same manner it is credited for shareholders who are not participants in the Plan.
Voting of Shares
Will I have voting rights for the shares held in my Plan account?
Yes. Prior to each shareholder meeting, you will be mailed or delivered electronically a proxy representing the shares held in your Plan account combined with any other shares registered in your name on the record date for such meeting. Shares credited to your account will not be voted unless you provide voting instructions by proxy.
All shares held in your account will be entitled to one vote per share, unless you have held the shares for 48 continuous months, in which case they will be entitled to ten votes per share.
Certain U. S. Federal Income Tax Considerations
The following is a brief summary of U.S. federal income tax considerations generally applicable to a U.S. person (a “U.S. participant”) of participation in the Plan. It is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, and judicial decisions, all as in effect on the date of this Prospectus and all subject to change, or differing interpretations, possibly with retroactive effect. This summary does not address all of the tax consequences that may be relevant to a participant in light of the participant’s particular circumstances or to participants who are subject to special rules (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers or non-U.S. persons), and is limited to U.S. participants that hold our shares as capital assets (generally, property held for investment purposes). It also does not address any U.S. federal estate or gift tax consequences or any state, local or non-U.S. tax consequences. You should consult your own tax advisor with respect to the tax consequences to you (including under federal, state, local and other tax laws, and U.S. withholding tax laws) of participating in the Plan in light of your own particular circumstances.
What are the general U.S. federal income tax consequences of receiving stock acquired with reinvested dividends pursuant to the Plan?
A U.S. participant in the Plan generally will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the fair market value of the shares of stock acquired with reinvested cash dividends. The distribution generally will be treated as a dividend to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. In addition, if shares are acquired through an open market purchase, expenses and fees paid by Aflac Incorporated with respect to those shares generally will be treated as distributions subject to income tax in the same manner as cash dividends. The information sent to U.S. participants and the IRS shortly after year-end will show the amount of dividends reinvested through the Plan, as well as any expenses and fees allocable to shares acquired pursuant to the Plan.
The tax basis of shares of stock acquired with reinvested cash dividends generally will equal the fair market value of the shares on the related dividend payment date, plus, if shares are acquired through an open market purchase, the amount of any expenses and fees allocable to such shares. The holding period for shares of stock generally will begin on the day following the related dividend payment date.

The proceeds from the sale of any whole or fractional shares through the Plan will be reported to the IRS and to U.S. participants on Form 1099-B. The tax basis of shares of stock acquired on or after January 1, 2011 will be reported by Aflac Incorporated in accordance with Treasury Department Regulations that are currently effective. The IRS recognizes a variety of tax lot selection methods. Aflac Incorporated will report to you the tax basis of shares of stock in accordance with the first in-first out (“FIFO”) method, unless you request lot specific identification, or last in-first out (“LIFO”) method.
If certain information reporting requirements are not met, a U.S. participant may be subject to backup withholding tax on any gross dividends treated as having been received. The dividends reinvested on behalf of the U.S. participant will be net of the required withholding taxes. If withholding results in an overpayment of taxes, the U.S. participant may be allowed a refund or a credit against the U.S. participant’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Certain U.S. participants that are individuals, estates or trusts may be required to pay an additional 3.8% Medicare tax on certain investment earnings, including dividends received and capital gains recognized with respect to our stock.
The Foreign Account Tax Compliance Act (“FATCA”) and existing guidance issued thereunder requires withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the U.S. Department of the Treasury. We will not pay any additional amounts to participants in the Plan in respect of any amounts withheld. Prospective participants should consult their tax advisors regarding the possible implications of the FATCA rules on their participation in the Plan.
The above tax information is provided only as a guide and is not a comprehensive discussion of all of the tax consequences that may be relevant to a participant in the Plan. You should consult with your own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of your participation in the Plan.
Sale of Plan Shares
Can I sell shares held in my Plan account?
You can sell shares through the Plan online by logging onto your account at www.shareholder.broadridge.com/aflac, by contacting us at 1.800.227.4756 or by signing and returning a hard copy of the Shareholder Sale Request Form. All registered shareholders must sign the Shareholder Sale Request Form. If you need a Shareholder Sale Request Form, you can obtain one by contacting Broadridge or by downloading and printing one directly from www.shareholder.broadridge.com/aflac.
You may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, or a Day Limit Order. Please be aware that all sales options may not be available at all times.
Types of Sales
Batch Sales — Batch Sales can be initiated through Broadridge’s Shareholder Portal at www.shareholder.broadridge.com/aflac, by contacting Broadridge at 1.800.227.4756, or through the mail at any time. The Independent Agent will promptly forward such requests to the registered broker-dealer utilized by the Plan. This broker-dealer will sell the shares on the open market in round lot transactions. The price per share for the shares sold will always be the average weighted price for all shares sold through the Plan on the trade date or dates. Each batch order will incur a flat administrative fee to Broadridge of $15.00 per transaction and a brokerage commission fee of $.12 per share sold (no portion of which will be retained by or forwarded to Broadridge).
Market Order — A market order is a request to sell shares promptly at the current market price. Market order sales can be initiated through Broadridge’s Shareholder Portal at www.shareholder.broadridge.com/aflac or by contacting Broadridge at 1.800.227.4756. Market order sale requests will be submitted by the Independent Agent to a registered broker-dealer utilized by the Plan promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Standard Time). Any orders received after 4:00 p.m. Eastern Standard Time will be submitted to a registered broker-dealer utilized by the Plan promptly the next day when the market is open. All market orders are considered irrevocable upon final submission of the order and cannot be cancelled. Depending on the current trading activity of that security, there may not be a market for your request and the order could be cancelled at the end of the trading day resulting in no sale of such shares. To determine if shares were sold, a participating shareholder should check their account online at www.shareholder.broadridge.com/aflac or by contacting Broadridge. If the market order sale was not filled and a participating shareholder still wants the shares sold, he or she will need to resubmit the sale request. The price will be the market price of the sale obtained by the broker-dealer utilized by the Plan. Each market order sale will incur a flat administrative fee to Broadridge of $25.00 per transaction request and a brokerage commission fee of $0.12 per share sold (no portion of which will be retained by or forwarded to Broadridge).
Day Limit Order — A day limit order is an order to sell securities when and if the stock reaches a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). All limit orders are considered irrevocable upon final submission of the order and cannot be cancelled within market trading hours. Depending on the current trading activity of that security, there may not be a market for your request and the order could be cancelled at the end of the trading day, resulting in no sale of such shares. Should you submit a limit order that falls under the current trading price at the time of receipt by the broker-dealer utilized by the Plan, there is a chance the order will be cancelled upon receipt if it exceeds certain pricing thresholds meant to protect you from erroneous entries. Please check your account transaction upon the submission of any limit orders to ensure it was properly received and accepted. The order may be cancelled by the applicable stock exchange or by the broker engaged by Broadridge due to certain restrictions. Each day limit order sale will incur a flat administrative fee to Broadridge of $25.00 per transaction request and a brokerage commission fee of $0.12 per share sold (no portion of which will be retained by or forwarded to Broadridge).
Fractional Shares — If your account balance falls below one whole share of common stock, Broadridge may, at its discretion, terminate your participation in the Plan. Any fractional shares will be sold by the broker engaged by Broadridge. A check for the proceeds of the sale of shares less applicable taxes, transactions fees and brokerage commissions, together with a summary transaction statement, will normally be mailed to the participating shareholder by first class mail within two (2) business days after the final trade settlement date. All sale orders are considered irrevocable upon final submission of the order and cannot be cancelled.
If we do not receive direction from you at the time of your sale request as to which tax lot is to be sold, we will default to FIFO for shares sold in the Plan.
We cannot sell certificated shares unless the certificates are first deposited in the Plan. We will forward the sale instructions to the Independent Agent. The Independent Agent will then forward such sale requests to a broker-dealer engaged by the Independent Agent as soon as practicable thereafter, and a check for the proceeds of the sale (less transaction fees, commission fees, and any applicable withholding taxes) will be mailed to you or the proceeds can be deposited directly into your bank account.
If you dispose of all whole shares credited to your Plan account and registered in your name, you will no longer be eligible to participate in the Plan unless you make a new initial investment or you are an associate or employee with monthly deductions for investment or an associate receiving bonus contributions under the Bonus Plan. A check equal to the current market value of any remaining fractional shares will be issued to you, less any transaction fees, commission fees, and any applicable withholding taxes. If you have a bank account on file for direct deposit, the funds will be automatically sent to the instructions provided.

As an added security measure, the Administrator may apply a five (5) business day hold period to the initial association of banking account information to your investor account as well as changes made to established direct deposit or direct debit instructions. This hold period helps prevent unauthorized transactions.
Termination of Participation
When can I make changes or withdraw from the Plan?
You can change investment options or terminate participation in the Plan at any time by internet at www.shareholder.broadridge.com/aflac, by phone or in writing to the Administrator.
Can the Administrator terminate my account?
The Administrator reserves the right to terminate your participation in the Plan at any time for any reason upon written notice to you at the address appearing on our records (excluding participants in the Bonus Plan, whose participation in the Plan may be terminated only in accordance with the provisions of the Bonus Plan).
Transfer Shares to Broker Account by Direct Registration
How can I transfer shares held in the Plan to my broker?
You can transfer your Plan shares to your brokerage account through Direct Registration by simply delivering a copy of your latest Plan Statement to your broker. Your broker will then electronically move the shares. You may also request a Move to Broker Form to complete and return to the Administrator to move your shares to your brokerage account.
Safekeeping of Share Certificates
Can I deposit my share certificates for safekeeping?
You may deposit into the Plan for safekeeping shares that you hold in certificate form by delivering your certificates unendorsed to the Administrator and requesting that those shares be credited to your Plan account or held in book-entry form in Direct Registration. This feature is offered at no charge and eliminates the risk associated with the loss of stock certificates. If stock certificates are lost, stolen, or destroyed, the shares represented by such certificates cannot be sold or transferred without first obtaining replacement certificates, a process that could be costly and could take several weeks to complete. Shares represented by certificates deposited in the Plan are treated in the same manner as shares purchased through the Plan and may be conveniently and efficiently sold or transferred through the Plan.
Gifts and Transfers of Shares
Can I transfer shares held in the Plan?
If you wish to change the ownership of all or part of the shares through gift, private sale, or otherwise, you can do so by delivering a written request to the Administrator. The transfer will be made as soon as practicable following the Administrator’s receipt of the required documentation. Requests for account transfers are subject to the same requirements as for the transfer of certificates, including the requirement of a Medallion signature guarantee on the request. If the recipient is not already a participant in the Plan, the Administrator will open an account in the recipient’s name. The recipient will receive a statement showing the number of shares held in the recipient’s account. The recipient may view/print the Plan document online or request a paper copy at shareholder@aflac.com.
Aflac Associate Stock Bonus Plan
How does the Bonus Plan work?
The Bonus Plan provides an incentive to associates who have entered into a contract with Aflac or Aflac New York, both wholly-owned subsidiaries of Aflac Incorporated, for the purpose of marketing their specialized insurance policies, and to enable the companies to retain experienced sales and supervisory personnel. The Bonus Plan rewards those individuals for sales or retention of insurance policies, and encourages them to acquire and retain a proprietary interest in the success of Aflac Incorporated. Once each month, on an investment date, the aggregate amount of the accrued bonus contribution then payable under the Bonus Plan will be delivered to the Independent Agent (if this aggregate amount equals at least $50) to be used to purchase shares in the same manner and at the same price that all other shares are purchased by the Independent Agent on that investment date. If purchased on the open market, the Independent Agent will forward requests to purchase shares to a registered broker-dealer who will execute the transaction.
The Bonus Plan applies only to associates and does not affect the ability of any other participant in the Plan to make purchases or sales under the Plan or to reinvest cash dividends for shares credited to their accounts.
Interpretation and Regulation of the Plans
Our officers are authorized to take such actions as may be consistent with the terms and conditions of the Plan and the Bonus Plan. We reserve the right to interpret and regulate the Plan and the Bonus Plan as we deem desirable or necessary.
Aflac Incorporated can suspend, modify, or terminate the Plan at any time. We will send a written notice of any significant changes.
If the Plan is terminated to establish another stock purchase and/or dividend reinvestment plan, we will automatically enroll you in the other plan. Shares credited to your AFL Stock Plan account will be credited automatically to the other plan, unless the Administrator receives notice from you to the contrary.
Use of Proceeds
If treasury shares or newly issued shares of stock are purchased under the Plan, we will use the proceeds from those sales for general corporate purposes. We will not receive any proceeds when shares are purchased under the Plan in the open market.
Plan of Distribution
The Plan provides for the purchase of shares, which may be either newly issued shares, shares held in our treasury, or shares purchased in the open market by the Administrator through a registered broker-dealer. We may not change our determination regarding the source of purchases of shares under the Plan more than once in any three-month period. In determining the source of shares to be used for purchases under the Plan, our considerations are expected to include the availability of shares held in our treasury and whether we need to increase equity capital.
Experts
The consolidated financial statements and schedules of Aflac Incorporated and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Legal Opinions
Certain legal matters in connection with the stock offered by this prospectus have been passed upon for Aflac Incorporated by Audrey Boone Tillman, Executive Vice President and General Counsel of Aflac Incorporated.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:
SEC registration fee*	$11,965.24
Legal fees and expenses**	$10,000.00
Accounting fees and expenses**	$7,500.00
Printing, Postage and Miscellaneous**	$3,000.00
Plan Administration fees and expenses**	$3,000.00
Total	$35,465.24

*
In accordance with Rule 415(a)(6) under the Securities Act, a portion of the filing fee previously paid in connection with the shares of common stock registered under the registration statement on Form S-3 (File Number 333-242390) will continue to be applied to the shares of common stock registered under this Registration Statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

**
Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.
Aflac Incorporated’s articles of incorporation provide that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter amended, no director of Aflac Incorporated shall be personally liable to Aflac Incorporated for monetary damages for any breach of the duty of care or other duty as a director, provided that Aflac Incorporated’s articles of incorporation do not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of Aflac Incorporated; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any action for which a director could be found liable pursuant to Section 14-2-154 of the Georgia Business Corporation Code, or any amendment or successor provision of such section; and (iv) any transaction from which the director derived an improper personal benefit. In addition, a director’s liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.
Aflac Incorporated maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of Aflac Incorporated and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of Aflac Incorporated and its majority-owned subsidiaries in those instances where Aflac Incorporated and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.   EXHIBITS.
EXHIBIT INDEX
Exhibit No. (Per Item 601 of Regulation S-K)	Description of Exhibit
3.1	Articles of Incorporation of Aflac Incorporated, as amended. Filed as Exhibit 3.0 to Aflac Incorporated’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
3.2	Amended and Restated Bylaws of Aflac Incorporated, as amended. Incorporated herein by reference to Exhibit 3.1 of Aflac Incorporated’s Current Report on Form 8-K, dated February 11, 2022.
5.1	Opinion of Audrey Boone Tillman, Esq.
23.1	Consent of KPMG LLP.
23.2	Consent of Audrey Boone Tillman, Esq. (included in the Opinion of Counsel filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page hereof).
99.1	1999 Aflac Associate Stock Bonus Plan, amended and restated as of January 1, 2013. Filed as Exhibit 10.10 to Aflac Incorporated’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.
107	Filing Fee Table
Item 17.   UNDERTAKINGS.
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on August 4, 2023.
Aflac Incorporated
Dated: August 4, 2023	By:	/s/ Daniel P. Amos Daniel P. Amos Chief Executive Officer Chairman of the Board of Directors
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers, directors and authorized representatives of Aflac Incorporated, hereby severally constitute and appoint Audrey Boone Tillman and J. Matthew Loudermilk, and each of them the lawful attorneys and agents, with full power of substitution and authority, to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-3 filed herewith, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aflac Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by either of our said attorneys, or his or her substitute or substitutes, to any and all amendments to said Registration Statement or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below as of August 4, 2023.
Signature	Title	Date
/s/ Daniel P. Amos Daniel P. Amos	Chairman of the Board of Directors Chief Executive Officer	August 4, 2023
/s/ Max K. Broden Max K. Broden	Executive Vice President Chief Financial Officer	August 4, 2023
/s/ June P. Howard June P. Howard	Senior Vice President Chief Accounting Officer	August 4, 2023
/s/ W. Paul Bowers W. Paul Bowers	Director	August 4, 2023
/s/ Arthur R. Collins Arthur R. Collins	Director	August 4, 2023
/s/ Miwako Hosoda Miwako Hosoda	Director	August 4, 2023
/s/ Thomas J. Kenny Thomas J. Kenny	Director	August 4, 2023
/s/ Georgette D. Kiser Georgette D. Kiser	Director	August 4, 2023

Signature	Title	Date
/s/ Karole F. Lloyd Karole F. Lloyd	Director	August 4, 2023
/s/ Nobuchika Mori Nobuchika Mori	Director	August 4, 2023
/s/ Joseph L. Moskowitz Joseph L. Moskowitz	Director	August 4, 2023
/s/ Barbara K. Rimer Barbara K. Rimer	Director	August 4, 2023
/s/ Katherine T. Rohrer Katherine T. Rohrer	Director	August 4, 2023